Exhibit 10.16
PAYING AGENCY AND SERVICING AGREEMENT
          This PAYING AGENCY AND SERVICING AGREEMENT (this “Agreement”) is made and dated as of March 2, 2007 by and between Great Lakes Gaming of Michigan, LLC, a Minnesota limited liability company (the “Company”), and Bank of America, N.A. (“BofA”), as paying agent and as servicer for the Company (in its capacity as paying agent and as servicer, referred to herein as the “Paying Agent”).
PRELIMINARY STATEMENTS
          A. The Company and the participants party to the separate Master Participation Agreements referred to below (such participants being the “Participants” and together with their transferees, successors and assigns, collectively also being the “Participants”), have entered into separate Master Participation Agreements dated March 2, 2007 (said Master Participation Agreements, as they may hereafter be amended, supplemented or otherwise modified from time to time, being the “Master Participation Agreements”) pursuant to which the Participants purchased participations in the aggregate principal amount of the Loans (as defined in the Master Participation Agreements).
          B. The Company desires to enter into this Agreement with BofA to appoint BofA as the Paying Agent with respect to the Participations.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:
AGREEMENT
          1. Definitions. All capitalized terms used herein without definition shall have the meanings assigned to such terms in the Master Participation Agreements. The following terms used in this Agreement shall have the following meanings:
          “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Business Day” means any day that is not (i) a Saturday, (ii) a Sunday, (iii) a legal holiday in New York, California, Michigan or Minnesota, or (iv) a day on which the banking institutions in those cities are authorized or required by law or regulation to be closed.
          “Code” means the Internal Revenue Code of 1986.

          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Paying Agent.
          “Foreign Participant” means any Participant that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Participations” means, collectively, the “Participations” as defined in the Master Participation Agreement.
          “Paying Agent’s Office” means
Donna Kimbrough
Bank of America
Mail Code: TX1-49214-11
Bank of America Plaza
901 Main Street, 14th Floor
Dallas, TX 75202-3714
Phone: (214) 209-1569
Fax: (214) 290-9436
Email: donna.f.kimbrough@bankofamerica.com
          or such other location as the Paying Agent may from time to time notify to the Company and the Participants.
          “Payment Date” means each date on which any payment of principal, interest or other amounts become due to the Participants pursuant to the Participations or the Master Participation Agreements.

          “Person” means any individual, corporation, limited liability company, voluntary association, partnership, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).
          “Responsible Officer” means, with respect to any Person, the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Person. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
          “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto
          2. Appointment and Duties of Paying Agent.
          (a) Appointment of Paying Agent. The Company hereby appoints BofA as its agent to do the following and each Participant, by its acceptance of the benefits of this Agreement, hereby consents to such appointment and actions:
          (i) to receive payments of principal, interest and other amounts in respect of the Participations and the Master Participation Agreements and to apply such amounts to the payment of interest, principal and other amounts in respect of the Participations, as set forth in this Agreement;
          (ii) to calculate the amount of interest payable on the Participations on each Payment Date with respect to interest in the manner and at the times set forth in the Master Participation Agreements;
          (iii) as and when requested by Seller and without assuming responsibility to the Participants for the completeness or accuracy thereof, to furnish to Participants on behalf of the Seller (A) copies of the Loan Documents, as amended from time to time, and any other agreements between the Seller and the Obligor or any other obligor executed and delivered in connection with the Loan Documents, (B) copies of all notices delivered to the Seller as required by the Loan Documents, (C) copies of all financial statements required to be furnished by the Obligor pursuant to the Loan Documents which are received by the Seller, (D) written notification, in accordance with the provisions of the Master Participation Agreements, of the occurrence of any default under the Loans or Event of Default under the Loan Documents, and (E) other notices to be provided by the Seller to Participants in accordance with the provisions of the Master Participation Agreements, in each case, as soon as reasonably practicable after such documents and agreements, notices and financial statements are delivered by the Seller to the Paying Agent; and
          (iv) to take such other actions as the Paying Agent shall be required to take by the terms of this Agreement, to carry out the foregoing and to effect the purposes of this Agreement or as are reasonably incidental thereto.

          (b) Acceptance by Paying Agent. The Paying Agent hereby accepts its appointment as Paying Agent and agrees to act as agent for the Company pursuant to the terms and conditions of, and to perform its duties in accordance with, this Agreement until the termination of this Agreement in accordance with Section 7 of this Agreement or the resignation or removal of the Paying Agent pursuant to subsection 5(g) hereto.
          (c) Calculation of Interest Payments. On the second Business Day immediately preceding each Payment Date with respect to interest, the Paying Agent shall (i) calculate the amount of interest on the Participations due and payable on such Payment Date in the manner set forth in the Master Participation Agreements, and (ii) communicate the same to the Company by 3:00 p.m. New York City time. The Company shall be entitled to deliver (x) confirmation of its agreement with the Paying Agent’s calculation of interest or (y) in the event the Company believes the Paying Agent’s calculation of interest to be in error, the Company’s calculation of the amount of interest due and payable to the Paying Agent by 12:00 p.m. New York City time on the day immediately preceding such Payment Date. If the Company does not so deliver such a confirmation or calculation, the Paying Agent’s calculation shall be deemed to have been confirmed. The Paying Agent shall make payment of interest according to the calculation confirmed by the Company or the Company’s calculation, as applicable, on the relevant Payment Date.
          (d) Duties of Paying Agent. The Paying Agent shall act as the paying agent with respect to all of the Participations outstanding at any time. The Paying Agent shall, to the extent of funds received from the Company in respect of the Participations, make payments of the principal of and interest on each Participation and such other amounts with respect thereto to the holder thereof at the time, at the place and in the manner provided therefor in this Agreement. In no event shall the failure of the Paying Agent to make any payments hereunder relieve the Company of its obligations to make due and punctual payment on the Participations under the Master Participation Agreements. The Paying Agent shall not be liable to the Company, the Participants or any other Person for interest on any sums held by it in its capacity as Paying Agent under this Agreement.
          3. Payments and Distributions.
          (a) Payments to Participants.
          (i) On the second Business Day immediately preceding each Payment Date, (A) in the case of a Payment Date with respect to interest, the Paying Agent shall calculate interest payable on the Participations and provide notice to the Company as set forth in paragraph 2(c) hereof, and (B) in the case of a Payment Date with respect to any payments other than interest pursuant to the Master Participation Agreements, the Company shall provide notice to the Paying Agent of such Payment Date and the amount of payments to be made on such Payment Date.
          (ii) On each Payment Date, (A) the Company shall, subject to the Management Agreement and the other Loan Documents, cause to be transferred to the Paying Agent by 12:00 p.m. New York City time sufficient funds for distribution to the Participants so that the Paying Agent may make all payments, whether principal, interest as calculated pursuant to subsection 2(c) hereof, or other amounts in respect of the Participations, required to be made to the Participants on such Payment Date pursuant to the Master Participation Agreements, and (B) upon receipt of such funds, the Paying Agent shall make such payments to the Participants by the method and at the address specified for such purpose in Schedule A to the Master Participation Agreements, or by such other method or at such other address as such Participants shall have from time to time specified to the Company and the Paying Agent in writing for such purpose in accordance with the provisions of the Master Participation Agreements. The Paying Agent shall be under no obligation to make payments in respect of principal, interest or other amounts in respect of the Participations to the extent funds sufficient for such payments have not been transferred to it by the Company or have not otherwise been received as aforesaid. All amounts payable to the Paying Agent hereunder shall be paid in United States dollars by wire transfer of immediately available funds. If any payment provided for herein is made late but otherwise in accordance with this Agreement, the Paying Agent may nevertheless make payments in respect of the Participations.
          (b) Presumptions by Paying Agent. Unless the Paying Agent shall have received notice from the Company prior to the date on which any payment is due to the Paying Agent for the account of the Participants that the Company will not make such payment, the Paying Agent may assume that the Company has made such payment on such date in accordance herewith and, in reliance upon such assumption, may (but shall not be obligated to) distribute to the Participants the amount due. In such event, if the Company has not in fact made such payment, then each of the Participants agrees to repay to the Paying Agent forthwith on demand the amount so distributed to such Participant in immediately available funds with interest thereon for each day from and including the date such amount was distributed to it to but excluding the date of payment to the Paying Agent at the Federal Funds Rate. A notice of the Paying Agent to any Participant with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
          (c) Taxes. Any Participant that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder, under the Master Participation Agreements shall deliver to the Company (with a copy to the Paying Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Paying Agent on behalf of the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any other Participant shall deliver such other documentation, including copies of Internal Revenue Service Form W-9, prescribed by applicable law or reasonably requested by the Company or the Paying Agent as will enable the Company or the Paying Agent, on behalf of the Company, to determine whether or not such Participant is subject to backup withholding or information reporting requirements.
               Without limiting the generality of the foregoing, each Foreign Participant shall deliver to the Company and the Paying Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Participant becomes a Participant under the Master Participation Agreements (and from time to time thereafter upon the request of the Company or the Paying Agent, but only if such Foreign Participant is legally entitled to do so), whichever of the following is applicable:
a.	duly completed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

b.	duly completed originals of Internal Revenue Service Form W-8ECI,

c.	in the case of a Foreign Participant claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Participant is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed originals of Internal Revenue Service Form W-8BEN, or

d.	any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Paying Agent on behalf of the Company to determine the withholding or deduction required to be made.
          4. Registration of Participations; Transfer and Exchange of Participations; Replacement Participations.
          The Company shall be responsible for the registration of Participations and registration of transfers and exchanges of Participations. On the date of the Closing, the Company shall provide a copy of the register of Participation with respect to such Participations to the Paying Agent. Promptly upon any change to the register, the transfer and exchange of any Participation or Participations (to the extent that the Company has notice of such transfer and exchange and it is permitted under the Master Participation Agreement), the Company shall provide a copy of the revised register, including payment instructions and notice information for such new holder, and Participation or Participations, if any, along with copies of any forms, certificates or other evidence with respect to Tax matters that any new holder is required to deliver to the Company or the Paying Agent in accordance with Section 3(c) hereof, to the Paying Agent. The Paying Agent shall be entitled to rely on the copy of the register last provided by the Company for any purposes hereof until advised of any change to such register by the Company.
          5. The Paying Agent.
          (a) Duties and Responsibilities. In acting hereunder and in connection with the Master Participation Agreements and the Participations the Paying Agent shall act solely as an agent of the Company and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Participants. Notwithstanding any provision to the contrary elsewhere in this Agreement or the Master Participation Agreements, the Paying Agent shall not have any duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement. The Paying Agent is not a fiduciary and shall not be subject to any duty or standard of performance applicable to a fiduciary. There shall be no third-party beneficiaries to this Agreement, and no legal or equitable right and no remedy or claim is conferred upon any Person other than the parties hereto. The Paying Agent shall not be required to take any action, including without limitation any making of payments hereunder, that, in its opinion or the opinion of its counsel, may expose the Paying Agent to liability or that is contrary to any applicable law, including without limitation tax withholding requirements.
          (b) Delegation of Duties, Etc. The Paying Agent may exercise any of its powers and perform any of its duties hereunder by or through agents or attorneys and shall be entitled to consult with legal counsel (who may be counsel to the Company), accountants and other experts selected by it. Any action taken or omitted to be taken or suffered in good faith by the Paying Agent in accordance with the opinion of such counsel, accountants or other experts shall be full justification and protection to it.
          (c) Indemnification. The Company hereby agrees to indemnify the Paying Agent, its Affiliates and its agents and their respective partners, directors, officers, employees, agents and advisors (collectively, the “Indemnitees”) from and hold the Indemnitees harmless against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and costs, expenses or disbursements (including reasonable attorney’s fees and expenses) of any kind or nature whatsoever (“Losses”) imposed on, incurred by, or asserted against any Indemnitee in connection with or arising out of any action taken or omitted to be taken or suffered in good faith by such Indemnitee under or in connection with this Agreement, the Master Participation Agreements or the Participations; provided that, as to any Indemnitee, the Company shall not be liable for any portion of any Losses determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Indemnitee. The Company also agrees that, any provision of the Master Participation Agreements to the contrary notwithstanding, no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company related to or arising out of the appointment of the Paying Agent pursuant to, or the performance by the Paying Agent of the services contemplated by, this Agreement or the Master Participation Agreements except to the extent that any loss, claim, damage, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s willful misconduct or gross negligence. The obligations of the Company under this paragraph will survive the payment of the Participations and the resignation or removal of the Paying Agent and the termination of this Agreement.
          (d) Exculpatory Provisions. No Indemnitee shall be liable to the Company or any third party for any action taken or omitted to be taken or suffered by it or them hereunder or in connection herewith, except to the extent of any loss determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Indemnitee. The Paying Agent shall not be liable for the effectiveness, enforceability, value, sufficiency, or validity of this Agreement, the Master Participation Agreements or the Participations. Without limiting the generality of the foregoing, the Paying Agent shall neither be responsible for nor have any duty to inquire into any statements, warranties or representations made by the Company or any Participant in or in connection with this Agreement, the Master Participation Agreements or the Participations. The Paying Agent shall be entitled to conclusively rely on any communication, instrument, paper or other document (whether in its original or facsimile form), including without limitation any certificates provided by the Company or any Participant, reasonably believed by it to be genuine and correct and to have been signed or sent by the proper parties. No provision of this Agreement or the Master Participation Agreements shall require the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Paying Agent shall not be under any obligation to take any action hereunder which it expects will result in any expense or liability of the Paying Agent, unless the payment of such expense or liability has, in the good faith opinion of the Paying Agent, been provided for. Under no circumstance shall the Paying Agent be liable for special, punitive, indirect or consequential damages.
          (e) The Paying Agent in Its Individual Capacity. BofA, in its individual capacity, and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company and its Affiliates as though BofA were not the Paying Agent hereunder. BofA or any of its Affiliates, in its or their individual or other capacities, may become a holder of the Participations with the same rights it would have if it were not acting as Paying Agent hereunder and may engage or be interested in any financial or other transaction with the Company and may act on, or as a depositary, trustee or agent for, any committee or body of holders of Participations or other obligations of the Company as freely as if it were not appointed hereunder.
          (f) No Duty to Provide Additional Credit Information. Except as expressly set forth herein, the Paying Agent shall not have any duty or responsibility to provide the Participants with any information, including information concerning the affairs, financial condition, creditworthiness or business of the Company which may at any time come into the possession of the Paying Agent (other than any such information specifically provided to the Paying Agent in connection with the Master Participation Agreements or the Participations or obtained from the Company in response to a request by any Participant).
          (g) Resignation or Removal of the Paying Agent. The Paying Agent may resign hereunder at any time by giving 60 days’ prior written notice thereof to the Company, and may be removed at any time with or without cause by an instrument in writing delivered by the Company to the Paying Agent. Such resignation or removal shall become effective on the date specified by the Paying Agent or the Company, as applicable, in the notice of resignation or removal. Upon the resignation or removal of the Paying Agent, the Company or its designee shall assume all duties and responsibilities of the retiring or removed Paying Agent. The Paying Agent shall be entitled to the payment by the Company of all compensation, if any, owed to it for services rendered hereunder and to the reimbursement of all out-of-pocket expenses incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

          (h) Waiver. Any waiver, forbearance, failure or delay by the Paying Agent in exercising, or the exercise or beginning of exercise by the Paying Agent of, any right, power or remedy, simultaneous or later, shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of the Paying Agent shall continue in full force and effect until such right, power or remedy is specifically waived in a written instrument executed by the Paying Agent.
          (i) Notice of Transfer. Upon receipt of a written notice from the Company to an officer of the Paying Agent responsible for matters relating to this Agreement of a transfer of a Participation, the transferee shall be entitled to all benefits of this Agreement, and the Paying Agent shall treat such transferee as a Participant for all purposes hereof. Prior to such notice, the Paying Agent shall be justified in treating the prior Participant as the owner thereof and as a Participant for all purposes hereof and shall not be responsible for ascertaining whether a transfer has occurred.
          (j) Compensation; Fees; Expenses. The Company shall pay to the Paying Agent a fee of $20,000.00 for its own account as Paying Agent upon execution of this Agreement and annually on each anniversary thereof, until the termination of this Agreement. BofA reserves the right to review the fee, on an annual basis and at the time any material amendment is requested, and propose an adjustment. Any adjustment as mutually agreed between BofA and the Company will be effective on the earlier of the date of any material amendment and the anniversary of the execution of this Agreement. The Paying Agent’s fees shall be fully earned upon becoming due and payable in accordance with the terms hereof and shall be nonrefundable for any reason whatsoever.
          6. Conditions to Paying Agent’s Performance.
          (a) Closing Date Deliveries. The Paying Agent’s obligation to perform under this Agreement is subject to satisfaction of the following conditions precedent:
          (i) The Paying Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Company, on or before the date hereof and each in form and substance satisfactory to the Paying Agent:
a.	executed counterparts of this Agreement;

b.	such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Company as the Paying Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act for the Company in connection with this Agreement and the Master Participation Agreements;

c.	a true, correct and complete copy of the Master Participation Agreements and the Participations; and

d.	evidence satisfactory to the Paying Agent that the conditions to Closing set forth in the Master Participation Agreements have been met.
          (ii) Any fees required to be paid by the Company on or before the Closing Date shall have been paid.
          (b) Continuing Delivery Requirements. Immediately after the Master Participation Agreements or the Loan Documents shall have been amended, supplemented, restated, transferred or otherwise modified in any manner, the Company shall deliver to the Paying Agent a true, correct and complete copy of such amendment, supplement, restatement, transfer or modification, along with, in the case of a transfer of a Participation, the documentation required under subsection 3(c). The Paying Agent shall be entitled to assume that there has been no amendment, supplement, restatement, transfer or modification of the Master Participation Agreements or the Loan Documents, unless the officers of the Paying Agent immediately responsible for matters concerning this Agreement shall have obtained actual knowledge of such amendment, supplement, restatement, transfer or modification through the performance of the Paying Agent’s duties hereunder or shall have received a copy of such amendment, supplement, restatement, transfer or modification, along with, in the case of a transfer of a Participation, the documentation required under subsection 3(c), from the Company or any Participant. No amendment, supplement, restatement, transfer or modification of the Master Participation Agreements shall affect the Paying Agent’s own rights, duties or immunities without prior written consent of the Paying Agent.
          7. Termination of this Agreement. Unless the Paying Agent resigns or is removed pursuant to subsection 5(g) hereof, this Agreement shall terminate upon the satisfaction in full or discharge of all obligations of Company under this Agreement and the Master Participation Agreements. Without limiting the foregoing, the bankruptcy, insolvency, dissolution or other similar event or condition of any Person, including the Company, shall not operate to terminate this Agreement. Upon the termination of this Agreement, the Company or its designee shall assume all responsibility for communication with and dissemination of information to the Participants. The Paying Agent shall be entitled to the payment by the Company of all compensation, if any, owed to it for services rendered hereunder and to the reimbursement of all out-of-pocket expenses incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.
          8. Miscellaneous.
          (a) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any Person other than the Paying Agent and the Company.
          (b) Amendments. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and shall have been entered into by the Company and the Paying Agent.

          (c) Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
          (d) Severability. If any provision of this Agreement, or the application thereof to any Person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect.
          (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
          (f) Confidential Information. For the purposes of this Section 8(f), “Confidential Information” means information delivered to BofA by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by BofA as being confidential information of the Company, provided that such term does not include information that BofA can show (a) was publicly known or otherwise known to BofA prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by BofA or any Person acting on BofA’s behalf, (c) otherwise becomes known to BofA or is independently developed by BofA other than through disclosure by the Company, or (d) constitutes financial statements that are otherwise publicly available. BofA will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by BofA in good faith to protect confidential information of third parties delivered to BofA, provided that BofA may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the matters described in this Agreement), (ii) BofA’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8(f), (iii) any Participant, (iv) any federal or state regulatory authority having jurisdiction over BofA, or (v) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to BofA, (x) in response to any subpoena or other legal process (only after giving the Company at least five Business Days’ prior written notice of the proposed delivery or disclosure, if legally permissible), (y) in connection with any litigation to which BofA is a party (only after giving the Company at least five Business Days’ prior written notice of the proposed delivery or disclosure, if legally permissible) or (z) if the Company breaches this Agreement to the extent BofA may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement. On reasonable request by the Company in connection with the delivery to BofA of information required to be delivered to BofA under this Agreement or requested by BofA, BofA will enter into an agreement with the Company embodying the provisions of this Section 8(f).
          (g) Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of

Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
          (h) Service of Process. The Company consents to process being served by or on behalf of any party hereto in any suit, action or proceeding by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified on Schedule A annexed hereto. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
          (i) Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE MASTER PARTICIPATION AGREEMENTS, THE PARTICIPATIONS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH; provided, however, that should any action or proceeding be brought in a court of the State of California in connection with any of the transactions contemplated by this Agreement or the Master Participation Agreements, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee or referees to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision and (b) any issue pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court.
          (j) USA Patriot Act Notice. The Paying Agent hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Paying Agent to identify the Company in accordance with the Act.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Paying Agent
By:	/S/ Donna F. Kimbrough
	Name:	Donna F. Kimbrough
	Title:	Assistant Vice President

S-1

GREAT LAKES GAMING OF MICHIGAN, LLC
By:	/S/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President

S-2

Schedule A
Company Information:
Lakes Entertainment, Inc.
130 Cheshire Lane, Suite 101
Minnetonka, Minnesota 55305
Attention: Damon E. Schramm, Esq. and Timothy J. Cope
Telephone: (952) 449-9092
Telecopier: (952) 449-9353

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